                                                                   Exhibit 10.12

DATED                                                                       1996
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(1)   THE GALILEO COMPANY

(2)   LUCENT TECHNOLOGIES NETWORK SYSTEMS UK LIMITED

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                               U N D E R L E A S E
                                       of
         Premises known as OPTIMUS Windmill Hill Business Centre Swindon

                     THIS IS A NEW LEASE FOR THE PURPOSES OF
                  THE LANDLORD AND TENANT (COVENANTS) ACT 1995

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                                RICHARDS BUTLER
                                  [LETTERHEAD]

                                    CONTENTS

1. DEFINITIONS ......................................................................        1

2. DEMISE TERM RENT..................................................................        2

3. TENANT'S COVENANTS................................................................        3
         3.1.      RENT..............................................................        3
         3.2.      INSURANCE.........................................................        4
         3.3.      OUTGOINGS.........................................................        5
         3.4.      MAINTENANCE AND REPAIR............................................        5
         3.5.      INTERNAL DECORATION...............................................        6
         3.6.      EXTERNAL DECORATION...............................................        7
         3.7.      CLEANING..........................................................        7
         3.8.      PARTY STRUCTURES ETC..............................................        7
         3.9.      ENTRY.............................................................        8
         3.10.     YIELDING UP.......................................................        8
         3.11.     ALTERATIONS AND ADDITIONS.........................................        9
         3.12.     DISREPAIR AND BREACH OF COVENANT..................................       10
         3.13.     SIGNS.............................................................       11
         3.14.     STATUTORY AND PLANNING REQUIREMENTS...............................       11
         3.15.     NOTICES...........................................................       12
         3.16.     OVERLOADING.......................................................       12
         3.17.     ENCROACHMENT......................................................       12
         3.18.     NUISANCE AND GENERAL PROHIBITIONS.................................       13
         3.19.     USER..............................................................       14
         3.20.     RIGHTS OF LIGHT...................................................       14
         3.21.     REFUSE............................................................       15
         3.22.     DANGEROUS SUBSTANCES..............................................       15
         3.23.     DRAINS............................................................       15
         3.24.     CONTROL OF COMMON PARTS...........................................       16
         3.25.     DISPUTES..........................................................       16
         3.26.     INDEMNITY.........................................................       16
         3.27.     SUPPORT...........................................................       18
         3.28.     SALE AND LETTING BOARDS...........................................       18
         3.29.     DILAPIDATIONS AND SECTION 146 LAW OF
                     PROPERTY ACT 1925...............................................       18
         3.30.     ALIENATION........................................................       19
         3.31.     REGISTRATION OF DEALINGS..........................................       25
         3.32.     LANDLORD'S COSTS..................................................       25
         3.33.     VALUE ADDED TAX...................................................       25
         3.34.     REGULATIONS.......................................................       26
         3.35.     FIRE CONTROL......................................................       26
         3.36.     DEDICATION........................................................       26
         3.37.     INTEREST..........................................................       26
         3.38.     OBLIGATIONS AFFECTING LANDLORD'S TITLE............................       27

4. LANDLORD'S COVENANTS..............................................................       27
         4.1.      QUIET ENJOYMENT...................................................       27
         4.2.      HEAD LEASE........................................................       28
         4.3.      INSURANCE.........................................................       28

5. GALILEO'S COVENANTS...............................................................       29

6. PROVISOS        ..................................................................       30
         6.1.      RE-ENTRY..........................................................       30
         6.2.      CESSER OF RENT....................................................       31
         6.3.      BASE RATE.........................................................       31

         6.4.      ARREARS...........................................................       32
         6.5.      SETTLEMENT OF DISPUTES............................................       32
         6.6.      EXCLUSION OF IMPLIED RIGHTS.......................................       32
         6.7.      UNRESTRICTED USE OF ADJOINING PROPERTY............................       32
         6.8.      EXCLUSION OF LIABILITY............................................       33
         6.9.      COMPENSATION......................................................       33
         6.10.     PERPETUITY PERIOD.................................................       33
         6.11.     NO PLANNING WARRANTY..............................................       34
         6.12.     OPTION TO DETERMINE...............................................       34
         6.13.     FREEDOM TO USE THE DEMISED PREMISES...............................       34
         6.14.     HEAD LEASE........................................................       34
         6.15.     RELEASE OF COVENANTS..............................................       35
         6.16.     REPRESENTATIONS...................................................       35
         6.17.     CERTIFICATE AS TO AGREEMENT FOR LEASE.............................       35

7. INTERPRETATION  ..................................................................       36

SCHEDULE 1         Part I The demised premises.......................................       37
                   Part II Matters to which the demised premises
                     is subject......................................................       37

SCHEDULE 2         Easements and Rights Granted......................................       38

SCHEDULE 3         Exceptions and Reservations.......................................       39

SCHEDULE 4         Provisions for Rent Review........................................       40

THIS LEASE made the                 day of                                  1996

BETWEEN:-

(1) THE GALILEO COMPANY (Co. No. 2143570) whose registered office is at the Galileo Centre Europe, Windmill Hill, Swindon SN5 6PH ("the Landlord" which expression where the context admits includes the estate owner for the time being of the reversion of the premises hereby demised expectant on the term hereby granted) of the one part and

(2) LUCENT TECHNOLOGIES NETWORK SYSTEMS UK LIMITED (Co. No. 2022888) whose registered office is at Swindon Road, Malmesbury, Wilts, SN6 9NA ("the Tenant" which expression where the context admits includes his successors in title) of the other part

WITNESSES as follows

1.       DEFINITIONS

"COMMON PARTS OF THE DEVELOPMENT" - All parts of the Development which are provided by the Superior Landlord for common use and enjoyment by the tenants and occupiers of the Development

"DEMISED PREMISES" - The building and premises formerly known as Optimus, Windmill Hill Business Centre Swindon and described in Part I of the First Schedule hereto

"DEVELOPMENT" - The estate and premises thereon constructed from time to time the extent whereof is for the purpose of identification only delineated and edged blue on the plan annexed to the Head Lease

"ENACTMENT" - any and every Act of Parliament already or hereafter to be passed and any and every order regulation and bye-law already or hereafter to be made under or in pursuance of any such Act


                                       1.

"HEAD LEASE" - A lease dated 2nd December 1987 between (1) St. Martins Property Investments Limited and (2) the Landlord (then known as "Galileo Distribution Systems Limited")

"LANDLORD'S SURVEYOR" - such person or persons appointed by the Landlord to carry out various functions herein in respect of the demised premises

"SUPERIOR LANDLORD" - the person for the time being in whom the reversion immediately expectant on the term created by the Head Lease shall be vested

"THE TERM"   - the term of years hereby granted

"WORKING HOURS" - the hours of 8.30 a.m. to 6.00 p.m. on Mondays to Fridays (except public holidays) and such other times or days as the Superior Landlord shall decide pursuant to the Head Lease

2.       DEMISE TERM RENT

IN CONSIDERATION of the rents hereinafter reserved and of the Tenant's covenants hereinafter contained the Landlord HEREBY DEMISES with limited title guarantee unto the Tenant ALL THOSE the demised premises TOGETHER WITH the rights set out in the Second Schedule hereto but EXCEPTING AND RESERVING unto the Landlord and its predecessors in title and those deriving title from the Landlord as mentioned in the Third Schedule hereto and EXCEPTING AND RESERVING unto the Superior Landlord the matters excepted and reserved by the Head Lease TO HOLD the same unto the Tenant SUBJECT to all rights of light and air and all other easements rights quasi-easements and covenants (if any) affecting the demised premises at the date hereof and subject to the matters described in Part II of the First Schedule hereto for a term of years commencing on the date hereof and expiring on the 22nd day of March 2013 YIELDING AND PAYING therefor unto the Landlord yearly during the Term and so in proportion for any less time than a year FIRST (a) during the period from the commencement of the Term until the 24th day of March 1998 a YEARLY RENT of EIGHT HUNDRED AND SEVENTY THREE THOUSAND SEVEN HUNDRED AND SIXTY THREE POUNDS (L873,763) and (b) during the remainder of the Term such yearly rent as



                                       2.

shall from time to time be equivalent to the yearly rent (including for the avoidance of doubt sums in respect of rent pursuant to paragraph 8 of the Fourth Schedule to the Head Lease) payable under the Head Lease as varied from time to time provided that if the Head Lease shall cease to exist then such other yearly rent as shall be determined in accordance with the provisions of the Fourth Schedule hereto all and any such yearly rent to be paid clear of all deductions whatsoever by equal quarterly payments in advance on the usual quarter days in every year SECONDLY by way of further rent on demand (a) the sum or sums which the Landlord shall from time to time throughout the Term pay or have paid to the Superior Landlord in respect of (i) the rent secondly reserved by the Head Lease
(ii) any increased premiums expended by the Superior Landlord occasioned by the nature of the occupation or business of the Tenant or use of the demised premises (b) the sum or sums incurred by the Landlord in respect of insurance throughout the Term against (i) loss of the rents hereby reserved due to damage or destruction caused by a risk against which insurance shall have been effected under the terms of the Head Lease in an amount being the Landlord's Surveyor's reasonable estimate of the rent first hereby reserved in respect of the demised premises for the period of three years and (ii) any liability of the Landlord to the public or third parties arising out of or in connection with any matters involving or relating to the demised premises THIRDLY by way of further rent on demand the sum or sums which the Landlord shall from time to time throughout the Term pay or have paid to the Superior Landlord in respect of the rent thirdly reserved by the Head Lease and FOURTHLY all and any other sums payable to the Landlord by the Tenant pursuant to the provisions of this Lease

3. TENANT'S COVENANTS

THE Tenant HEREBY COVENANTS with the Landlord as follows:-

3.1.     RENT

To pay to the Landlord the rents hereinbefore reserved and made payable without any deduction whatsoever at the times and in the manner aforesaid



                                       3.

3.2.     INSURANCE

3.2.1. Not without the previous consent in writing of the Landlord to effect any further or other insurance in respect of the demised premises in duplication to the cover effected by the Superior Landlord or the Landlord

3.2.2. To comply with all the recommendations and requirements made in or under any policy of insurance relating to the demised premises by any insurer (unless the Tenant elects to pay the additional premium required by the insurers for continuing cover without such compliance)

3.2.3. To comply with all recommendations and requirements made by any appropriate authority with regard to fire health safety or otherwise

3.2.4. As often as the demised premises shall be destroyed or damaged forthwith to notify the Landlord and Superior Landlord in writing

3.2.5. Not to carry on or do on the demised premises any trade or act in consequence of which the Superior Landlord would or might be prevented from insuring the demised premises or any other adjoining property for the time being owned by the Superior Landlord at the ordinary rate of premium or whereby any insurance effected in respect of the demised premises or any such other property would or might be vitiated or prejudiced and not without the written consent of the Landlord (such consent not to be unreasonably withheld) to do anything whereby any additional premium may become payable for such insurance and the Tenant shall pay for any additional premium incurred by the Landlord or the Superior Landlord as the case may be

3.2.6. That in the event of the demised premises or any adjoining or neighbouring property for the time being owned by the Superior Landlord or any part thereof being destroyed or damaged by any of the risks against which insurance is effected pursuant to the Head Lease and the insurance money under any insurance against the same effected thereon by the Superior Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or the servants



                                       4.

agents or visitors of the Tenant then and in every such case the Tenant will forthwith pay to the Superior Landlord the whole or (as the case may require) the irrecoverable proportion of the costs and expenses incurred by the Superior Landlord (including legal costs and surveyor's fees and other professional costs and fees and disbursements) of completely rebuilding and reinstating the same

3.3.     OUTGOINGS

To pay and discharge all rates taxes duties charges assessments impositions and outgoings whatsoever whether Parliamentary Parochial local or otherwise and whether or not of an annual or recurring nature (other than any such arising in respect of any development dealing with disposition of or in or ownership of the reversion mediately or immediately expectant on the Term or the right to receive the rent payable hereunder) which are now or which may at any time during the Term be assessed charged or imposed upon or payable in respect of the demised premises or any part thereof or on the owner or occupier thereof whether the same shall be in the nature of those now in being or not and/or to refund to the Landlord on demand (in case any of the same are payable charged or assessed in respect of the demised premises in common with other premises) a fair and proper proportion thereof attributable to the demised premises to be properly and reasonably determined by the Landlord's Surveyor or as may be determined under clause 3.3 of the Head Lease as appropriate

3.4.     MAINTENANCE AND REPAIR

3.4.1. From time to time and at all times during the Term well and substantially to repair cleanse maintain amend and keep in good and substantial repair and condition the demised premises and the appurtenances thereof including (but without limitation) all carpets therein (damage by any of the risks against which insurance shall have been effected under the Head Lease (in excess of any policy excesses) excepted unless the policy or policies of insurance effected by the Superior Landlord shall be vitiated or payment of the policy moneys refused by reason of the act or default of the Tenant or the servants



                                       5.

agents or visitors of the Tenant) and where necessary in order to comply with such covenant to repair as aforesaid to renew or replace the demised premises or any part or parts thereof if the same shall so require or become beyond repair or if the same shall require renewal or replacement by reason of any defect therein AND to inform the Landlord and the Superior Landlord in writing at once if the Tenant becomes aware of any defect in the demised premises

3.4.2. Not to remove or dispose of any machinery or plant comprising landlord's as opposed to tenant's fixtures and fittings whether or not in the course of renewing or replacing the same (except to the extent that the same are comprised in a permitted dealing with the demised premises) without the Landlord's previous written consent such consent not to be unreasonably withheld

3.4.3. From time to time and at all times during the Term to maintain and repair in good working order and if and when necessary (but subject to Clause 3.4.2 hereof) to renew or replace the smoke-extractor air-conditioning heating ventilating electrical water and sanitary installations and all other plant machinery and equipment within the demised premises and forming part thereof (damage as aforesaid excepted) and to procure that the same are properly and regularly serviced by qualified persons approved by the manufacturers of such plant machinery and equipment

3.4.4. Not to overload the electrical wiring installations and apparatus in or serving the demised premises and at all times during the Term to ensure that the same comply with the standards terms and conditions laid down by the Institution of Electrical Engineers and the regulations of the Electricity Supply Authority

3.5.     INTERNAL DECORATION

In the last year of the first period and of every consecutive period of five years of the Term and also in the last year of the Term (howsoever determined) to paint polish paper or otherwise treat as appropriate all the internal parts (usually or requiring to be painted polished papered



                                       6.

or otherwise treated) of the demised premises and all additions and fixtures thereto with two coats at least of best quality paint best quality polish or other suitable material of best quality PROVIDED ALWAYS that in the last year of the Term such work of painting and decoration shall be in tints colours and designs previously approved in writing by the Landlord PROVIDED FURTHER that the obligation contained in this sub-clause shall not apply in the case of the last year of the Term if the Tenant shall have performed such obligation less than 18 months prior to the end of the Term

3.6.     EXTERNAL DECORATION

In the year 1999 and in the last year of every consecutive period of three years of the Term and also in the last year of the Term (howsoever determined) to paint or otherwise treat as appropriate all the external parts (usually or requiring to be painted or otherwise treated) of the demised premises with two coats at least of best quality paint or other suitable material of best quality in tints colours and designs previously approved in writing by the Landlord PROVIDED FURTHER that the obligation contained in this sub-clause shall not apply in the case of the last year of the Term if the Tenant shall have performed such obligation less than 18 months prior to the end of the Term

3.7.     CLEANING

At all times during the Term to keep the demised premises in a clean and tidy condition and at least once in every month to clean the windows and window frames of the demised premises and as often as occasion may require to wash down all tiles and other washable surfaces

3.8.     PARTY STRUCTURES ETC.

To pay on demand to the Landlord the sum or sums from time to time paid by the Landlord to the Superior Landlord pursuant to the provisions of clause 3.8 of the Head Lease



                                       7.

3.9.     ENTRY

3.9.1. To permit the Landlord and all others authorised by it at all reasonable times on not less than 72 hours' prior notice (except in emergency) to enter upon the demised premises to view the state of repair and condition thereof and to take a Schedule of the Landlord's fixtures and of any defects or dilapidations or to do anything which the Landlord reasonably considers necessary or desirable for the performance by the Landlord of its obligations hereunder or under the Head Lease

3.9.2. To permit the Landlord and the Superior Landlord and (if authorised in writing by the Landlord or the Superior Landlord) the owners lessees or occupiers of adjoining or adjacent premises and their respective agents servants contractors licensees and workmen with all necessary appliances at all reasonable times on not less than 72 hours' prior notice (and at all times without notice in case of emergency) to enter upon the demised premises for all or any of the purposes mentioned in the Third Schedule hereto and/or the Third Schedule to the Head Lease

PROVIDED THAT the person or persons entering upon the demised premises pursuant to Clauses 3.9.1 and 3.9.2 shall do as little damage to the demised premises as possible and make good all damage to the demised premises occasioned by such entry and shall cause as little inconvenience as reasonably possible and shall comply with all reasonable requirements of the Tenant as to the security of the demised premises including (but not by way of limitation) a requirement that an authorised representative of the Tenant should accompany such person or persons at all times

3.10.    YIELDING UP

At the expiration or sooner determination of the Term quietly to yield up unto the Landlord the demised premises together with all additions and improvements thereto and all fixtures which during the Term may be affixed or fastened to or upon the demised premises (tenant's fixtures and fittings only excepted) in such state and condition as shall in all respects be consistent with the full performance by the Tenant of its covenants herein contained and in case any of the Landlord's fixtures and



                                       8.

fittings shall be missing worn out broken damaged or destroyed forthwith to replace them with others of a similar character and of equal value and to remove the Tenant's fixtures and fittings including every moulding sign writing or painting of the name or business of the Tenant or other occupiers from the demised premises and to make good all damage caused to the demised premises by such removal

3.11.    ALTERATIONS AND ADDITIONS

3.11.1. Not at any time during the Term to make any alterations or additions to the electrical installation of the demised premises save in accordance with the standards terms and conditions laid down by the Institution of Electrical Engineers and the regulations of the Electricity Supply Authority and not to make any substantial such alteration or addition without the prior written consent of the Landlord such consent not to be unreasonably withheld

3.11.2. Not at any time during the Term to construct any new or additional building or structure on the demised premises nor make any alteration or addition whatsoever structural or otherwise (save as hereinafter provided) in or to the demised premises or any part thereof or change the existing design elevation or the external decorative scheme thereof or cut maim or remove any of the walls horizontal or vertical partitions beams columns or other structural parts thereof

3.11.3. Subject to prior compliance with the following conditions the Tenant may carry out non-structural internal alterations to the demised premises:

3.11.3.1 The Tenant shall not interfere with any sewers drains wires cables pipes channels watercourses conduits subways or other conducting media which may at any time be or run under in or through the demised premises or cause access to the same to be or become more difficult than it now is



                                       9.

3.11.3.2 The Tenant shall supply to the Landlord seven copies of all plans and specifications and any further information which the Landlord may reasonably require at the cost of the Tenant; and

3.11.3.3 The prior written consent of the Landlord shall have been obtained such consent not to be unreasonably withheld or delayed PROVIDED ALWAYS that the Tenant shall be entitled to erect or remove internal demountable partitioning and/or effect minor plumbing alterations or additions without such consent as aforesaid

3.11.4. That if the Tenant shall have made or shall make any addition or alteration to the demised premises either before or after the commencement of the Term then at the expiration or sooner determination thereof the Tenant will (if so required by the Landlord or the Superior Landlord but not otherwise) at the Tenant's own cost and expense reinstate and make good to the satisfaction of the Landlord and the Superior Landlord the demised premises and restore the same to the plan and design as if such addition or alteration (or such of them as may be specified by the Landlord or the Superior Landlord) had not been made and will pay the costs and expenses properly and reasonably incurred by the Landlord and the Superior Landlord (including legal costs and surveyors fees and other professional costs and fees) of and incidental to the superintendence of such reinstatement and making good PROVIDED THAT the Tenant shall not be obliged by this clause to reinstate any works carried out by another party not under obligation to it nor before the date of its first occupation of the demised premises and in particular (but without prejudice to the generality of the foregoing) shall not be obliged to reinstate any works authorised by the Licence dated 23rd August 1995 made between (1) St. Martins Property Investments Limited and (2) the Landlord nor the conservatory constructed in the Central Courtyard of the building

3.12.    DISREPAIR AND BREACH OF COVENANT

3.12.1. Well and substantially to repair remedy reinstate and make good with all practicable speed all defects dilapidations unauthorised works and other breaches of covenant of which notice in writing shall be given



                                       10.

to or left on the demised premises for the Tenant by the Landlord commencing work within six weeks (or sooner if requisite) after the giving or leaving of such notice and then proceeding diligently

3.12.2. If the Tenant shall fail to comply with Clause 3.12.1 hereof to allow the Landlord or the Superior Landlord with all necessary workmen tools materials and appliances to enter the demised premises to repair reinstate and make good the same and to pay to the Landlord or the Superior Landlord on demand the costs and expenses thereof

3.13.    SIGNS

Not to erect or install any hanging sign projecting sign or other sign aerial or similar thing on the exterior of the demised premises PROVIDED that this covenant shall not prevent the inscription on the exterior of the building constructed on the demised premises and a sign at the entrance to the demised premises from the estate road in each case in a form style and manner as shall have been previously approved in writing by the Landlord (such approval not to be unreasonably withheld) of the name or names of the person or persons carrying on business therein together with the description of his her or their business or occupation

3.14.    STATUTORY AND PLANNING REQUIREMENTS

3.14.1. At all times during the Term to observe and comply in all respects with the provisions and requirements of any and every Enactment so far as it may relate to or affect the demised premises or any works additions or improvements therein or thereto or the user thereof or the employment therein of any person and to execute all works and provide and maintain all arrangements and make all payments which by or pursuant to any Enactment are or may be directed or required to be executed provided maintained or made at any time during the Term and to indemnify the Landlord at all times against all actions proceedings claims costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements or payments so directed or required as aforesaid or otherwise arising from any contravention of any Enactment save insofar as the Landlord is able to recover in respect



                                       11.

of the same pursuant to the Landlord's insurance referred to in part (b)(ii) of the rents secondly reserved hereunder

3.14.2. Not at any time during the Term to do or omit on or about the demised premises any act or thing by reason of which the Landlord may under any Enactment incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

3.14.3. Not to make any application for planning permission relating to the demised premises or any part thereof or the user thereof

3.15.    NOTICES

Within seven days of the receipt of notice of the same (whether by advertisement or not) to give full particulars to the Landlord of any permission notice order or proposal for a notice or order made given or issued to the tenant owner or occupier of the demised premises pursuant to any Enactment and if so required by the Landlord to produce such permission notice order or proposal for a notice or order to the Landlord AND ALSO without delay to take all reasonable or necessary steps to comply with any such notice or order AND ALSO at the request of the Landlord but at the joint and equal cost and expense of the Tenant and the Landlord to make or join with the Landlord in making such objections or representations against or in respect of any such notice order or proposal as aforesaid as the Landlord shall think fit

3.16.    OVERLOADING

Not to overload any floor or roof of the demised premises so as to exceed the permitted loadings thereof

3.17.    ENCROACHMENT

Not knowingly to permit or suffer any encroachment upon the demised premises or the acquisition of any new right of light way drainage or other easement on over or under the demised premises for the benefit of other property not being the property of the Landlord and if any such



                                       12.

encroachment or easement shall be made or acquired or threatened to be made or acquired forthwith to give notice in writing thereof to the Landlord and at the joint and equal cost of the Landlord and the Tenant to do all such things as may be necessary to prevent the making of such encroachment or the acquisition of such easement or right PROVIDED ALWAYS that if the Tenant shall omit or neglect to do all such things as aforesaid it shall be lawful for the Landlord or any persons authorised by it to enter the demised premises and to do the same and any expenses so incurred by the Landlord shall be repaid to the Landlord by the Tenant on demand

3.18.    NUISANCE AND GENERAL PROHIBITIONS

3.18.1. Not to do or permit to be done anything in the demised premises which may in the reasonable opinion of the Landlord be prejudicial or detrimental to the Landlord or be or become a nuisance annoyance or cause damage or inconvenience to the Landlord or its tenants or the owners tenants or occupiers of adjoining or nearby premises

3.18.2. Not to use the demised premises or any part thereof for any sale by auction exhibition show or spectacle or for residential purposes or for any illegal or immoral purpose or for any noxious offensive or noisy trade or business

3.18.3. Not to use any radio or other sound producing apparatus so as to be audible from outside the demised premises

3.18.4. Not without the Landlord's prior written consent (such consent not to be unreasonably withheld) to install or use in the demised premises any equipment which might (by the emission of any radiation vibration or otherwise) interfere with any equipment which may be installed or used in any other premises in the Development PROVIDED THAT this sub-clause shall not impose on the Tenant any liability to the Landlord or any third party greater than that implied by the common law should any equipment so installed or used in any other premises in the Development be of an unusually or especially sensitive nature



                                      13.

3.18.5.1 Not without the Landlord's prior written consent (such consent not to be unreasonably withheld) to install in the demised premises any paraffin burning apparatus whether for heating purposes or otherwise nor cause the emission of any smoke effluvia vapour grit smell or odour from any apparatus on the demised premises

3.18.5.2 Subject to the provisions of 3.18.5.1 on a written notice being served by the Landlord requiring the abatement of any emission of smoke effluvia vapour grit smell or odour to abate such emission accordingly as soon as possible thereafter

3.18.6. To pay on demand all costs charges and expenses incurred by the Landlord in abating a nuisance caused by the Tenant or his servants agents or visitors and in executing all such works as may be necessary for abating such a nuisance whether or not in obedience to a notice served by the local authority

3.19.    USER

Not to use the demised premises or any part thereof except as High Class Professional or Commercial Offices with ancillary car parking or for any purpose comprising a use which may be carried on without detriment to the Landlord's reversion or the amenity of the Development within Class B1 of the Schedule to the Town and Country Planning (Use Classes) Order 1987

3.20.    RIGHTS OF LIGHT

Not to stop up darken or obstruct any windows or lights belonging to the demised premises or any other buildings belonging to the Landlord nor to give to any third party any acknowledgment that the Tenant enjoys the access of light to any of the windows or openings in the demised premises by the consent of such third party nor to pay to such third party any sum of money nor to enter into any agreement with such third party for the purpose of inducing or binding such third party to abstain from obstructing the access of light to any of such windows or openings And that in case the owners of adjacent land or buildings do or threaten to



                                       14.

do anything which obstructs the access of light to any of the windows or openings in the demised premises the Tenant will give immediate notice thereof to the Landlord and will adopt such means as may be reasonably required or deemed proper for preventing the same And in the event of a breach by the Tenant of this covenant it shall be lawful for the Landlord or its agents and others to enter upon the demised premises and take such action and bring such proceedings as the Landlord may think fit in the name of the Tenant and at the expense of the Tenant for the purpose of remedying the same the person or persons entering upon the demised premises pursuant to this Clause 3.20 complying with all reasonable requirements of the Tenant as to the security of the demised premises including (but not by way of limitation) a requirement that an authorised representative of the Tenant should accompany such person or persons at all times

3.21.    REFUSE

3.21.1. Not to form a rubbish dump on the demised premises or in the common parts of the Development and to keep all rubbish and refuse within the demised premises and in properly covered receptacles to the reasonable satisfaction of the Landlord

3.21.2. To comply with all reasonable directions and regulations made by the Landlord from time to time relating to the removal storage and disposal of rubbish and refuse

3.22.    DANGEROUS SUBSTANCES

Not to bring into the demised premises or to place or store in or about the demised premises any substance or material of a radioactive explosive dangerous offensive combustible or inflammable nature save as may be agreed with the Landlord (such agreement not to be unreasonably withheld)

3.23.    DRAINS

Not to stop up or obstruct in any way whatsoever or permit oil grease or other noxious or deleterious matter or substance to enter the drains



                                       15.

sewers and watercourses serving the demised premises and to employ such plant for treating any noxious or deleterious effluent before permitting the same to enter such drains sewers and watercourses as may be reasonably required by the Landlord from time to time in accordance with the best modern practice and in the event of any such obstruction or injury being caused to the drains sewers or watercourses forthwith to make good all such damage to the reasonable satisfaction of the Landlord

3.24.    CONTROL OF COMMON PARTS

3.24.1. Not to obstruct the common parts of the Development in any manner whatsoever

3.24.2. Not to use the common parts of the Development for the parking of vehicles

3.24.3. To co-operate with the Superior Landlord so as to prevent the common parts of the Development from being obstructed or being used for the parking of vehicles

3.25.    DISPUTES

To permit all questions and disputes relating to easements rights privileges or boundaries arising with the owner or occupier of any property adjoining adjacent to or opposite the demised premises to be settled by the Superior Landlord under the terms of clause 3.25 of the Head Lease and to indemnify the Landlord with any expense incurred by the Landlord pursuant to such clause 3.25

3.26.      INDEMNITY

3.26.1. Save to the extent that the Landlord is able to recover in respect of the same pursuant to the Landlord's insurance mentioned in part (b)(ii) of the rents secondly reserved hereunder to indemnify the Landlord in respect of all actions proceedings liability costs claims and demands which might be instituted incurred or made by any person



                                       16.

(including officers and employees of the Landlord) or any competent authority by reason of:

3.26.1.1 Any injury to or the death of any person or damage to any property moveable or immoveable caused by or in any way arising out of the user of the demised premises or the state of repair and condition of the demised premises or anything therein arising from any act neglect or default of the Tenant or caused by or in any way arising out of the execution by or on behalf of the Tenant of any works at or alterations or additions to the demised premises

3.26.1.2 Any interference or alleged interference or obstruction of any right or alleged right of light air drainage or other right or alleged right now or hereafter existing for the benefit of any adjoining or neighbouring property arising from any act or neglect of the Tenant its agents employees or visitors

3.26.1.3 Any stoppage of or damage to the sewers drains pipes wires cables or other conveniences and services used in common with the owner tenant or occupier of any adjoining neighbouring or nearby property arising from any act or neglect of the Tenant its agents employees or visitors

3.26.2. Without prejudice to any covenant or liability of the Tenant under this Lease to indemnify the Landlord against all liability to any present or future tax duty charge assessment or imposition (whether Parliamentary Parochial local or otherwise and whether in the nature of those now in being or not) and all costs and expenses in relation thereto which may be payable in respect of the reversion to this Lease by virtue of any works development or change of use carried out by the Tenant (or any sub-tenant) in or to the demised premises or any part thereof and also against any further liability to such taxation flowing from this indemnity or any payment pursuant to it

3.26.3. To pay and make good to the Landlord all and every loss and damage incurred or sustained by the Landlord as a consequence of every breach or non observance of the Tenant's covenants herein contained and



                                       17.

to indemnify the Landlord from and against all actions proceedings costs claims and demands thereby arising

3.27.    SUPPORT

Not to do anything on the demised premises which would remove support from any adjoining premises or endanger such premises in any way

3.28.    SALE AND LETTING BOARDS

To permit the Landlord and the Superior Landlord to enter upon the demised premises and affix and retain without interference upon any part thereof at any time during the last six months of the Term a notice for letting the demised premises and at any time during the Term for selling or disposing of the Landlord's or the Superior Landlord's interest therein and during such periods to permit all persons with authority from the Landlord or the Superior Landlord at all reasonable times during the daytime upon reasonable notice to enter and view the demised premises or any part thereof the person or persons entering upon the demised premises pursuant to this sub-clause complying with all reasonable requirements of the Tenant as to security including (but not by way of limitation) a requirement that an authorised representative of the Tenant shall accompany such person or persons at all times

3.29.    DILAPIDATIONS AND SECTION 146 LAW OF PROPERTY ACT 1925

To pay all reasonable costs charges and expenses (including solicitors' costs and surveyors' fees) properly incurred by the Landlord:

3.29.1. In or in contemplation of the preparation and service of any notice pursuant to or any proceedings under Sections 146 and 147 of the Law of Property Act 1925 notwithstanding that forfeiture may be avoided otherwise than by relief granted by the Court

3.29.2. In relation to the preparation and service of any Notice and/or Schedule of Dilapidations whether during or after the expiration or prior determination of the Term



                                       18.

3.29.3. In the supervision or superintendence of any works to be carried out in pursuance of any Notice and/or Schedule of Dilapidations whether or not such works shall be carried out during or after the expiration or prior determination of the Term

3.30.    ALIENATION

3.30.1.1 Not to assign mortgage or underlet the whole or any part of the demised premises at any time prior to the 1st July 1996

3.30.1.2 Not to assign mortgage or charge part only of the demised premises

3.30.1.3 Not to underlet part with or share the possession or occupation of the whole or any part of the demised premises (save as hereinafter provided)

3.30.2. Not to assign mortgage or charge the whole of the demised premises without the prior written consent (a) of the Landlord which (subject to the satisfaction of the relevant conditions referred to in clause 3.30.3) shall not be unreasonably withheld or delayed and as a condition of granting its consent to any assignment of the demised premises it shall not be unreasonable for the Landlord to require the Tenant to enter into an Authorised Guarantee Agreement with the Landlord (such Authorised Guarantee Agreement to be in a form compliant with s.16 Landlord and Tenant (Covenants) Act 1995 and reasonably acceptable to the Landlord) that the relevant assignee will duly observe and perform the Tenant's covenants contained in this Lease during such period only as such assignee remains the Tenant hereunder and (b) of the Superior Landlord in accordance with the provisions of clause 3.30.5.1.2 of the Head Lease

3.30.3. It shall not be unreasonable for the Landlord to withhold its consent to any proposed assignment if any of the conditions ("the relevant conditions") set out below shall not have been satisfied:-



                                      19.

3.30.3.1 that the proposed assignee is not a person or company connected with the Tenant within the meaning of Section 839 of the Taxes Act 1988 and a proposed assignee shall be deemed for the purposes of this clause to be connected with the Tenant in relation to any assignment or proposed assignment if such person is dealing with the Tenant with regards to such proposed assignment otherwise than at arms length

3.30.3.2 that (where the proposed assignee is a limited liability company whose shares are publicly traded on a recognised stock exchange in the United Kingdom) the audited reported profits after tax of such proposed assignee in each of the three years immediately preceding the date of the Tenant's request to the Landlord for consent to assign have exceeded three times the yearly rent first reserved by this Lease

3.30.3.3 that at the date of the Tenant's request to the Landlord for consent to assign the Yearly Rent and all sums due and payable by the Tenant to the Landlord hereunder have been paid up to date and the covenants on the part of the Tenant herein contained have been observed and performed in all material respects to the reasonable satisfaction of the Landlord

3.30.3.4 that the Landlord shall be reasonably satisfied that the market value and marketability of the Landlord's interest in the demised premises with the benefit of the Lease will not be adversely affected in a material way by the assignment of this Lease to the proposed assignee when compared with the position immediately prior to such assignment

3.30.3.5 that (where the proposed assignee is not a limited liability company whose shares are publicly traded on a recognised stock exchange in the United Kingdom) the proposed assignee is able:-

(i) to establish that net profits after tax:-

(a) for each of the last three consecutive periods of account for which the accounts of the proposed assignee were prepared immediately preceding the application for consent to the proposed assignment exceed



                                       20.

the yearly rent hereby first reserved at the rate then passing multiplied by three; and

(b) for the five consecutive periods of account for which the accounts of the proposed assignee are prepared immediately preceding the application for the consent to the proposed assignment exceed in the average the yearly rent hereby first reserved at the rate then passing multiplied by a factor of two; or

(ii) to procure as a party to the Licence to Assign a guarantor (reasonably acceptable to the Landlord) for the obligations of the proposed assignee

3.30.4. The Landlord shall act reasonably in exercising its powers under this Clause 3.30 but in the event that there shall be any dispute between the Landlord and the Tenant as to whether the Landlord has acted reasonably in determining whether those conditions referred to in sub-clauses 3.30.3.3 to
3.30.3.5 (inclusive) shall or shall not have been satisfied the Tenant shall have an unrestricted right to have the matter in dispute referred for determination to an independent surveyor (hereinafter called "the Assignment Expert") agreed upon by the Landlord and the Tenant or failing agreement within 10 days of one party notifying the other in writing that a dispute has arisen appointed on the application of either the Landlord or the Tenant by the President for the time being or other appropriate officer having power from time to time to make such appointments of the Royal Institution of Chartered Surveyors (hereinafter called "the President")

3.30.5. The Assignment Expert shall act as an expert and not an arbitrator and he shall afford the Landlord and the Tenant a reasonable opportunity of making written representations to him as to the matter in dispute and the Assignment Expert shall afford the Landlord and the Tenant an opportunity to comment in writing to him upon the representations of the other. Whilst the Assignment Expert may consider such representations and comments in arriving at his decision he shall not in anyway be bound or fettered thereby and shall be entitled to determine the issue in dispute on the basis of his own knowledge and



                                       21.

judgment and in reaching such judgment he shall be entitled to seek the professional opinion of independent third parties and to rely upon such opinions as expressed to him

3.30.6. Once the Assignment Expert has been appointed the Landlord and the Tenant shall each use all reasonable endeavours to see that the determination of the issue in dispute is proceeded with as expeditiously as possible and the Assignment Expert shall use all reasonable endeavours to give his decision as speedily as possible but the Assignment Experts decision as to any matter referred to him for determination shall as between the Landlord and the Tenant be conclusive as to the matter in dispute

3.30.7. The fees of the Assignment Expert shall be paid by the Landlord and the Tenant in such proportions as the Assignment Expert shall direct or failing any such direction by the Landlord and the Tenant equally

3.30.8. If the Assignment Expert shall fail to reach a decision and shall give notice thereof to the Landlord and the Tenant within thirty days after his appointment or such longer period as the Landlord and the Tenant may from time to time agree or if he shall relinquish his appointment or die or if it shall become apparent that for any reason he will be unable to complete his duties hereunder either the Landlord or the Tenant may apply to the President for a substitute expert to be appointed in his place which procedure may be repeated as many times as necessary

3.30.9. If the President shall for any reason not be available or be unable or unwilling to make any appointment applied for pursuant to this clause at the time of application therefor the appointment may be made by the Vice-President or such other officer of the Royal Institution of Chartered Surveyors as is then available and able and willing to make such appointment

3.30.10. Not otherwise than by assignment or underletting permitted under this Clause 3.30 or as permitted by clause 3.30.12 hereof to part



                                       22.

with or share possession or occupation of the whole or any part of the demised premises or grant to third parties any rights over the demised premises

3.30.11. On an assignment to obtain a direct covenant by deed by the proposed assignee:-

3.30.11.1 in favour of the Landlord to observe and perform the covenants of the Tenant and the conditions in this Lease whilst the same is vested in the assignee in such form as the Landlord may reasonably require and (if the Landlord reasonably requires) guarantors reasonably acceptable to the Landlord for the assignee to enter into a direct covenant by deed with the Landlord in such form as the Landlord may reasonably require

3.30.11.2 in favour of the Superior Landlord in accordance with the provisions of clause 3.30.5.1.2 of the Head Lease

3.30.12. Notwithstanding the provisions of Clause 3.30.10 the Tenant (being a company) may share the occupation of the demised premises with any company which is a member of the same group of companies (as defined in Section 42(l) of the Landlord and Tenant Act 1954) as the Tenant Provided always that no demise or other interest in the demised premises is thereby created or granted and the Tenant does not thereby part with possession of the demised premises

3.30.13.1 In this sub-clause the expression "Permitted Undertenant" shall mean a respectable and responsible person of good financial standing

3.30.13.2 Not to create any sub-lease of the whole or part of the demised premises upon payment of a premium nor at a rent of less than the full market rent obtainable without taking a fine or premium in respect of the premises to be Underlet

3.30.13.3 Not to create any sub-lease of part of the demised premises save in respect of a complete floor or complete floors of the demised premises so that no floor of the demised premises shall be sub-divided in any way



                                       23.

3.30.14.1 Not to create any sub-lease save by instrument in writing containing:-

(a) unqualified covenants on the part of the sub-tenant that the sub-tenant will not assign mortgage or charge part only of the sub-let premises and will not underlet or part with or share the possession or occupation of the whole or any part thereof (in each case by way of absolute prohibition save as hereinafter provided) and

(b) a covenant on the part of the sub-tenant that the sub-tenant will not (i) assign the whole of the premises thereby demised without the prior written consent of the Landlord under this Lease (such consent not to be unreasonably withheld in the case of a respectable and responsible assignee of good financial standing who has entered into a direct covenant with the Landlord to be bound by and perform and observe the covenants and stipulations contained in the sub-lease to be assigned to him) and will not mortgage or charge the said premises without the prior written consent of the Landlord under this Lease (such consent not to be unreasonably withheld) and (ii) assign the whole or mortgage or charge the premises thereby demised without the prior written consent of the Superior Landlord in accordance with the provisions of clause
3.30.5.1.3 (c) of the Head Lease

Provided that the Tenant may permit any Permitted Undertenant to share occupation of any premises so sub-let to it in the like manner as provided in sub-clause 3.30.12 (mutatis mutandis)

(c) similar agreements covenants and stipulations (mutatis mutandis) to those contained in the Head Lease including provisions for rent reviews (at least as often as those therein contained to the best yearly market rent obtainable without taking a premium) as to the dates on which the rent reserved by the Head Lease is to be reviewed

(d) a covenant by the undertenant for the payment of a service charge under which the undertenant contributes a fair proportion of the



                                       24.

cost of the provision of services by the Superior Landlord pursuant to the Head Lease

3.30.15. Not to underlet the demised premises as a whole or in part to any person who is not a Permitted Undertenant

3.30.16. Not without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed to underlet the demised premises as a whole or in part to a Permitted Undertenant

3.31.    REGISTRATION OF DEALINGS

At the cost of the Tenant within fourteen days next after the execution of every assurance assignment underletting mortgage or charge affecting the demised premises to give notice thereof in writing with particulars thereof to the Landlord and deliver to the Landlord a certified copy of the instrument effecting the same and within fourteen days after the grant of Probate or Letters of Administration in the case of a deceased tenant to produce the same to the Landlord paying at the same time to the Landlord a registration fee of twenty pounds for each such instrument or transaction

3.32.    LANDLORD'S COSTS

To pay the proper and reasonable legal charges surveyors' or architect's fees and any other costs and expenses incurred by the Landlord (including stamp duty on licences and counterparts) resulting from all applications by the Tenant for any consent or approval required by this Lease including those incurred in cases where consent or approval is refused or the application is withdrawn

3.33.    VALUE ADDED TAX

3.33.1. To pay Value Added Tax on all supplies received by the Tenant under or in connection with this Lease.



                                      25.

3.33.2. To pay to the Landlord an amount equivalent to any Value Added Tax on supplies received by the Landlord under or in connection with this Lease to the extent that the Landlord is unable to recover or obtain credit for the same.

3.33.3. All references in this Lease to amounts (including rent) payable by the Tenant to the Landlord are references to such amounts exclusive of Value Added Tax and the Tenant shall pay to the Landlord in addition to any such amount any Value Added Tax payable on that amount.

3.34.    REGULATIONS

To observe and perform and to ensure that the servants agents workmen and visitors of the Tenant shall observe and perform any and all reasonable regulations and instructions from time to time made or given to the Tenant in writing by the Landlord in respect of the conduct and use of the Development and in particular the conditions relating thereto set out in the Second Schedule hereto

3.35.    FIRE CONTROL

To keep any fire alarm and fire prevention and control apparatus installed in the demised premises open to the inspection and maintained to the reasonable satisfaction of the Landlord and not to obstruct the access to or means of working such apparatus

3.36.    DEDICATION

Not to make any objection to the dedication by the Superior Landlord of any part of the common parts of the Development for public use and to consent to such dedication if the consent of the Tenant is required

3.37.    INTEREST

3.37.1. If and so often as any rent or other moneys due from the Tenant under this Lease shall be unpaid for fourteen days after the due date the Tenant shall pay (in the case of rent by way of additional rent) interest



                                       26.

thereon (as well after as before any judgment) from the due date until payment at a rate equivalent to 4% above the Base Rate for the time being declared by Lloyds Bank PLC (or other clearing bank for the time being of the Landlord)

3.37.2. If the Landlord (as tenant pursuant to the Head Lease) becomes liable to pay interest to the Superior Landlord pursuant to paragraph 8 of the Fourth Schedule to the Head Lease then on the day that the Landlord is due to pay such interest to the Superior Landlord the Tenant shall pay to the Landlord an equivalent sum of money

3.38.       OBLIGATIONS AFFECTING LANDLORD'S TITLE

To observe and perform:-

3.38.1. all obligations imposed on the Landlord in respect of the demised premises arising from the matters specified in Part II of the First Schedule

3.38.2. all the covenants on the part of the Landlord and the conditions contained in the Head Lease so far as they relate to the demised premises and are not expressly assumed by the Landlord in this Lease or otherwise varied herein

4.          LANDLORD'S COVENANTS

THE Landlord HEREBY COVENANTS with the Tenant:-

4.1.        QUIET ENJOYMENT

That the Tenant paying the rents and other moneys and performing and observing the covenants agreements conditions and stipulations as herein provided may peaceably and quietly hold and enjoy the demised premises for the Term without any interruption from or by the Landlord or any person lawfully claiming through under or in trust for it


                                      27.

4.2.        HEAD LEASE

4.2.1. To pay the rents reserved by the Head Lease and to perform so far as the Tenant is not liable for such performance under the covenants on its part contained in this Lease the lessee's covenants and conditions contained in the Head Lease

4.2.2. At all times where necessary (and in any event upon the reasonable request of the Tenant) and subject to the Tenant indemnifying the Landlord in respect of all costs and disbursements thereby reasonably incurred to take such action as is required to ensure the Superior Landlord's compliance with and to use reasonable endeavours to enforce any breach of the Superior Landlord's obligations under the Head Lease (and in particular, but without prejudice to the generality of the foregoing, the obligations in respect of insurance and services contained in clauses 4.2 and 4.3 of the Head Lease)

4.3.        INSURANCE

4.3.1. Subject to the Landlord receiving the same from the Superior Landlord in response to the Landlord's request to produce to the Tenant as soon as practicable upon written request a copy of the Superior Landlord's insurance policy and the last premium renewal receipt or reasonable evidence of the full terms of such policy and of the fact that the last premium has been paid

4.3.2. If so required to use reasonable endeavours (and at the cost of the Tenant) to procure that the interest of the Tenant and its mortgagees (if any) is noted or endorsed upon the said policy

4.3.3. To notify the Tenant of any material change in the risks covered or in the terms of the said policy from time to time as soon as practicable after the Landlord becomes aware of the same


                                      28.

5.          GALILEO'S COVENANTS

THE Landlord (here meaning The Galileo Company only and not its successors in title or assigns) hereby covenants with the Tenant:-

5.1. At the reasonable written request of the Tenant to use reasonable endeavours (and subject to the Tenant fully indemnifying the Landlord in respect of all costs expenses and disbursements and other liabilities it may thereby reasonably incur and subject (if reasonably required by the Landlord) to the Tenant from time to time providing full and sufficient security as may be required in respect of the same) to enforce (in so far as there may be any subsisting rights capable of enforcement pursuant to the same) the confirmations given by St. Martins Property Investments Limited in its letter dated 2nd December 1987 (a copy of which is attached and marked G6.2) and to request an assignment of rights and interest in the circumstances mentioned in paragraph 3 thereof and thereafter itself to take such reasonable action as may be reasonably appropriate against the building contractors and/or firms or companies mentioned in the said letter at the Tenant's reasonable request AND FURTHER should the Landlord assign its interest in the demised premises to first procure that St Martins Property Investments Limited issues a letter of confirmation in the same terms as the said letter either to the assignee of the Landlord's interest or to the Tenant directly

5.2. At the reasonable written request of the Tenant to use reasonable endeavours (and subject to the Tenant fully indemnifying the Landlord in respect of all costs expenses and disbursements and other liabilities it may thereby reasonably incur and subject (if reasonably required by the Landlord) to the Tenant from time to time providing full and sufficient security as may be required in respect of the same) to enforce (in so far as there may be any subsisting rights capable of enforcement pursuant to the same) on the Tenant's behalf the warranties contained in the following agreements:-

5.2.1. Warranty Agreement dated 2nd December 1987 made between (1) Watkins Payne & Partners and (2) Galileo Distribution Systems Limited


                                      29.

5.2.2. Warranty Agreement dated 2nd December 1987 made between (1) Bunyan Meyer & Partners and (2) Galileo Distribution Systems Limited

5.2.3. Warranty Agreement dated 2nd December 1987 made between (1) The Chinman Partnership and (2) Galileo Distribution Systems Limited

5.2.4. Warranty Agreement dated 2nd December 1987 made between (1) Covell Matthews Wheatley Architects Limited and (2) Galileo Distribution Systems Limited

6.          PROVISOS
PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED THAT:

6.1.        RE-ENTRY
Notwithstanding and without prejudice to any other remedy and power herein contained or otherwise available to the Landlord if the rents or other moneys hereby reserved or made payable or any part thereof respectively shall be unpaid for fourteen days after becoming payable (whether formally or legally demanded or not) or if any covenant agreement or obligation on the Tenant's part herein contained shall not be performed or observed or if the Tenant shall permit any execution or distress to be levied on any goods for the time being in the demised premises or (being a company) shall enter into liquidation whether compulsory or voluntary (not being merely a voluntary liquidation while solvent for the purpose of amalgamation or reconstruction) or shall suffer a receiver or an Administrator to be appointed by the Court pursuant to the Insolvency Act 1986 or (being an individual) shall propose a voluntary arrangement under the Insolvency Act 1986 (or any statutory modification or re-enactment thereof from time to time in force) or shall suffer a Bankruptcy Order under the same Act or petition the Court for his own bankruptcy then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the demised premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to


                                      30.

             [LETTERHEAD - ST MARTINS PROPERTY INVESTMENTS LIMITED]





Galileo Distribution Systems Limited                           2nd December 1987
PO Box 10
Speedbird House
Heathrow Airport (London)
Hounslow
Middlesex

Dear Sirs

OPTIMUS, WINDMILL HILL BUSINESS CENTRE, SWINDON

In consideration of the completion today of the Lease ("the lease") of the above property it is hereby confirmed on behalf of this Company that:-

1. It will preserve safely any and all information and documentation (including but without limitation Minutes of all relevant site or other meetings concerning the same) and details of and relating to the terms of engagement or appointment of:-

      (a)   the building contractors and,

      (b) each of all of the firms or companies (including Watkins Payne & Partners, Bunyan Meyer & Partners, the Chinman Partnership and Covell Matthews Wheatley Partnership) concerned in any way with the design or construction of the above property retained either by this Company directly or by St Martins Property Corporation Limited on behalf of this Company.

2. This Company will at the cost of your Company provide you with all such information, documents, Minutes and details as aforesaid as shall be required by you for the purpose of enforcing any claims that you may have or seek to have against such building contractors and/or firms or companies as aforesaid and that prior to destroying any of such information, documentation Minutes and/or details as aforesaid this Company will, if your Company so requires, hand over all of such to you and

3. In the event of this Company assigning or disposing of its interest in the above property and if requested by your Company this Company will assign to you as beneficial owner (and/or will procure such assignment to you by St Martins Property Corporation Limited) all rights and interests either this Company or St Martins Property Corporation Limited may have against such building contractors firms and/or companies subject to your Company indemnifying us for all reasonable costs thereby incurred.

4. This Company will enforce the provisions relating to making good defects within the defects liability periods in the building contract relating to the above property and will take such reasonable action or proceedings as may be reasonably appropriate against the building contractors and/or firms or companies as aforesaid with a view to enforcing against such building contractors and/or firms or companies as aforesaid their obligations to make good any defects or other faults in the above property.


Yours faithfully



/s/ [SIG]
------------------------
Secretary
any right of action of the Landlord in respect of any then existing breach non-observance or non-performance of the Tenant's covenants agreements or obligations herein contained

6.2.        CESSER OF RENT

If during the Term the demised premises or any part thereof or all means of access thereto shall be destroyed or damaged by any of the risks against which insurance is effected pursuant to the Head Lease so as to render the demised premises or any part thereof unfit for occupation or use then (if the Tenant shall have duly carried out the Tenant's obligations under sub-clauses 3.1 and
3.2 hereof and if no insurance of the demised premises or rents payable hereunder shall have been vitiated or payment of the policy moneys refused in whole or in part by some act or default of the Tenant his servants agents or visitors) the rents hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended and cease to be payable as from the date of such destruction or damage until the demised premises shall have been rebuilt or reinstated and made fit for occupation and use and any dispute as to the extent proportion or period of such suspension shall be determined by a single arbitrator to be appointed by the Landlord and the Tenant and in case of difference by the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration Acts 1950 to 1979 or any statutory modification re-enactment or replacement thereof for the time being in force

6.3.        BASE RATE

In the event of the Base Rate of Lloyds Bank PLC (or other bank for the time being of the Landlord) being abolished and no alternative rate being presented by law to replace the said Base Rate for the purpose inter alia of construing existing leases then any reference to the said Base Rate shall have effect as if there had been substituted from time to time for the Base Rate such rate of interest which shall be most closely comparable with the said Base Rate such rate of interest to be reasonably determined by the Landlord's Surveyor


                                      31.

6.4.        ARREARS

Any moneys due to the Landlord from the Tenant under any covenant condition or provision contained in this Lease shall be due as a debt from the Tenant to the Landlord payable on demand and in the event of non-payment such moneys shall be recoverable by distress or otherwise in the same way as rent in arrear

6.5.        SETTLEMENT OF DISPUTES

Any dispute arising as between the Tenant and the tenant or occupier of any other property of the Superior Landlord as to any easement right or privilege in connection with the use of the demised premises and such other property or as to the amount of any contribution towards the expenses of works to services used in common with such other property shall be decided by the Superior Landlord's Surveyor for the time being whose decision shall be binding on all parties (save on any question of law) and whose costs shall be paid by such of the parties to the dispute in such proportions as he shall decide

6.6.        EXCLUSION OF IMPLIED RIGHTS

Nothing herein contained shall by implication of law or otherwise operate to confer on the Tenant any easement right or privilege whatsoever over or against any adjoining or other property of the Landlord (whether in the Development or not) either for an estate in fee simple or for a term of years

6.7.        UNRESTRICTED USE OF ADJOINING PROPERTY

The Tenant shall not be entitled to the benefit of any restrictions which the Landlord or the Superior Landlord may have imposed or may hereafter impose on any owner or lessee of any property not comprised in the demised premises (whether in the Development or not) and nothing herein contained or implied shall impose or be deemed to impose any restrictions on the use of any such property or give the Tenant the right to enforce


                                      32.

or to have enforced or to prevent the release or modification of any covenant agreement or condition entered into by any purchaser from or any lessee tenant or occupier of the Landlord or the Superior Landlord in respect of such property And that this demise shall not be deemed to include and shall not operate to convey or demise any ways water mains sewers drains lights liberties privileges easements rights or advantages whatsoever in through over or upon the property of the Landlord or the Superior Landlord adjoining or near to the demised premises save as may be expressly granted by this Lease

6.8.        EXCLUSION OF LIABILITY

The Landlord shall not be liable to the Tenant for any loss damage or inconvenience which may be caused by reason of the failure stoppage leakage bursting or defect of any water sanitary gas electricity or other apparatus or by reason of a breakdown or defect of any plant or machinery in the demised premises outside the Landlord's immediate control

6.9.        COMPENSATION

Subject to the provisions of sub-clause (2) of Section 38 of the Landlord and Tenant Act 1954 neither the Tenant nor any assignee or underlessee shall be entitled on quitting the demised premises or any part thereof to any compensation under Section 37 of the said Act

6.10.       PERPETUITY PERIOD

All rights granted and all reservations made in respect of sewers drains wires cables pipes channels watercourses conduits subways or other conducting media not in existence at the date hereof shall be limited to those which shall come into existence within eighty years from the date hereof (which shall be deemed to be the perpetuity period for the purposes of this Lease)


                                      33.

6.11.       NO PLANNING WARRANTY

Nothing in this Lease shall be deemed to constitute any warranty by the Landlord that the demised premises or any part thereof are or will remain authorised for use under the Planning Acts for any specific purpose

6.12.       OPTION TO DETERMINE

If the Tenant shall wish to determine this Lease on the 30th day of June 2001 or the 30th day of June 2006 (in either case "the Determination Date") and shall give to the Landlord not less than twelve months' notice to that effect then upon the Determination Date provided the Tenant shall have procured that the demised premises shall then be fully vacant and not otherwise the Term shall immediately cease and determine but without prejudice to the rights of the Landlord and Tenant in respect of any antecedent claim or breach of covenant Provided That the Tenant shall not serve a Determination Notice unless prior to the date of such notice it shall in all material respects have substantially complied with the terms and conditions and shall have substantially performed and observed the covenants on its part herein contained and any Determination Notice given by the Tenant shall be effective only if the Tenant shall continue in all material respects to comply substantially with the terms and conditions and substantially to perform and observe the covenants on the part of the Tenant herein contained up to the Determination Date

6.13.       FREEDOM TO USE THE DEMISED PREMISES

Despite any provision (express or implied) of this Lease to the contrary but subject to paragraph 3.2 of the Second Schedule hereto the Tenant shall be entitled to use and have access to the demised premises twenty-four hours a day every day of the whole of the Term

6.14.       HEAD LEASE

If at any time during the Term the Head Lease shall cease to exist (without there being in reversion to this Lease a Superior Lease containing provisions equivalent to the obligations and other provisions


                                      34.

in the Head Lease relating to insurance and the service charge and party structures as therein more fully set out) then this Lease shall thereafter be read and construed and the parties obligated to each other (as appropriate) as if it contained (mutatis mutandis) obligations respectively on the part of the Landlord and the Tenant and provisions equivalent to those relating to insurance and service charge and party structures as set out in the Head Lease as if the same appeared herein and as if any reference to the Superior Landlord was a reference to the Landlord

6.15.       RELEASE OF COVENANTS

6.15.1. Upon a lawful assignment of the whole of the demised premises by the Tenant in accordance with Clause 3.30 the Tenant shall thereafter be released from any future obligation to observe or perform the covenants on the Tenant's part contained in this Lease

6.15.2. Upon a lawful assignment of its reversionary interest in the whole of the demised premises the Landlord shall thereafter be released from any future obligation to observe or perform the covenants on the Landlord's part contained in this Lease

6.16.       REPRESENTATIONS

The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease or in the written replies to enquiries given by the Landlord's Solicitors to the Tenant's Solicitors prior to the date hereof

6.17.       CERTIFICATE AS TO AGREEMENT FOR LEASE

It is hereby certified that there is no Agreement for Lease to which this Lease gives effect


                                      35.

7.         INTERPRETATION

7.1.        In this Lease where the context so admits:-

7.1.1. Words importing the masculine gender shall be deemed to include the feminine and neuter genders

7.1.2. Where there are two or more persons included in the expression "the Tenant" covenants expressed to be made by the Tenant shall be deemed to be made by such persons jointly and severally

7.2. Reference in this Lease to any right exercisable by the Landlord or any right exercisable by the Tenant shall be construed as including (where appropriate) the exercise of such right in both cases in common with the Landlord and all other persons having a like right or to whom such right may be granted

7.3. Any negative covenant by the Tenant in this Lease shall be construed as if it were also a covenant not to permit or suffer the act or thing in question

7.4. The headings to clauses in this Lease shall not affect the construction of such clauses

7.5. Whenever the consent or approval of the Landlord is required or requested in relation to this Lease or any matter referred to herein, such provision shall be construed as also requiring the consent or approval of the Superior Landlord where the same shall be required except that nothing in this Lease shall be construed as implying that any obligation is imposed upon the Superior Landlord not unreasonably to refuse any consent or approval

7.6. Any reference in this Lease to the Landlord's excepting and reserving a right or giving directions shall extend (where appropriate) to the Superior Landlord and any reference to any right of the Landlord to enter or to have access or to view the demised premises shall be


                                      36.

construed as extending to the Superior Landlord for the time being and to all persons authorised by the Landlord and the Superior Landlord

7.7. Any reference to a specific statute or Enactment or a provision of a specific statute or Enactment includes all regulations and orders from time to time made pursuant to that statute Enactment or (as the case may be) provision or any statute Enactment or provision amending or replacing the same

7.8. Unless the context otherwise requires references to the Term shall be deemed to be references to the term of years hereby demised and to any extension or continuation thereof whether by the provisions of the Landlord and Tenant Act 1954 or any similar Enactment from time to time in force or otherwise

IN WITNESS whereof the parties hereto have signed or sealed this Deed as indicated below and it has been delivered on their behalf the day and year first before written


                               THE FIRST SCHEDULE

                                     PART I

                              THE DEMISED PREMISES


The whole of the land and premises more particularly described in and demised by the Head Lease together with the appurtenances thereto including all Landlord's plant and equipment fixtures and fittings now or hereafter in and about the same and all additions (except tenants and trade fixtures) at any time hereafter made to the same

                                     PART II

                MATTERS TO WHICH THE DEMISED PREMISES IS SUBJECT

The covenants restrictions stipulations rights liabilities and other matters other than charges to secure money set out or referred to in the Property and Charges Registers of H.M. Land Registry Title number WT73145


                                      37.

                               THE SECOND SCHEDULE

                          EASEMENTS AND RIGHTS GRANTED

1. The right for all reasonable purposes connected with the demised premises but not for any other purposes to pass and repass by foot only to and from the demised premises over and along the walkways forming part of the common parts of the Development as are from time to time constructed

2. The right for all reasonable purposes connected with the demised premises but not for any other purposes to pass and repass with or without vehicles over and along the roads forming part of the common parts of the Development as are from time to time constructed Subject to compliance by the Tenant with the following conditions

2.1 The Tenant shall not use the roads or permit the same to be used by his servants agents or visitors for the parking of vehicles

2.2 The Tenant shall comply with such directions as may from time to time be given by any competent authority or the Superior Landlord or any representative of the Superior Landlord for the regulation and direction of traffic

2.3 The Tenant shall co-operate with the Landlord and the Superior Landlord so as to ensure that no rubbish or litter is left on the roads or any part thereof and that no damage is caused by his servants agents or visitors thereto and that no nuisance annoyance or inconvenience is caused to the Landlord the Superior Landlord or to the owners or lessees or occupiers of the Development

3.          The rights granted by paragraphs 1 and 2 above are subject to

3.1 The right of the Superior Landlord in its absolute discretion to close temporarily or permanently or alter from time to time the walkways and roads and other common parts of the Development subject to


                                      38.

the Superior Landlord leaving available for use by the Tenant reasonable means of access to and serving the demised premises

3.2 The right of the Superior Landlord to limit and restrict (but not so as to render them totally incapable of exercise) the rights outside Working Hours in such manner as the Superior Landlord's security arrangements may require

4. The free and uninterrupted passage and running of water soil gas electricity telephone heating and other services from and to the demised premises in and through the sewers drains wires cables pipes channels water courses conduits subways or other conducting media now or at any time in the future in or under other parts of the Development

5. The right of support and protection for the demised premises from other parts of the Development


                               THE THIRD SCHEDULE

                           EXCEPTIONS AND RESERVATIONS


THERE ARE EXCEPTED AND RESERVED to the Landlord and its lessees and assigns and all persons to whom the Landlord shall hereafter grant any such right or rights:-

1. The right to enter upon the demised premises in circumstances equivalent to those where the Tenant has covenanted in this Lease to permit entry subject to the proviso in clause 3.9 of this Lease

2. The right to enter upon the demised premises to enable the Landlord to perform its obligations hereunder subject to the proviso in clause 3.9 of this Lease


                                      39.

                               THE FOURTH SCHEDULE

                           PROVISIONS FOR RENT REVIEW

1. In this Schedule the following expressions shall have the following meanings:

1.1 "review date" means the 25th day of March 1998 and every subsequent fifth anniversary thereof

1.2 "rent" shall not include the rent secondly and thirdly reserved and made Clause 2 of this Lease

1.3 "the quantified rent" means the yearly rent of eight hundred and seventy-three thousand seven hundred and sixty-three pounds (L873,763.00)

1.4 "the relevant review date" means that review date at which the rent is being agreed or determined pursuant to the provisions of this Schedule

1.5 "the open market rent" means the best yearly market rent for which the demised premises might reasonably be expected to be let on the relevant review date by a willing landlord to a willing tenant with vacant possession without taking a premium:

1.5.1 For a term of 15 years and on the basis (whether or not it is a fact) that the demised premises enjoy planning permission for the use authorised under this Lease

1.5.2 Otherwise upon the terms and conditions of this Lease (save as to the amount of rent but including the provisions for rent review herein contained)

1.5.3 On the assumption (whether or not it is a fact) that at the relevant review date the demised premises are fully equipped and ready


                                      40.

for immediate occupation and use and that no work has been carried out thereon by the Tenant or his predecessors in title or sub-tenants or other lawful occupier during the Term which has diminished the rental value of the demised premises and that in case the demised premises or the accesses thereto have been destroyed or damaged they have been fully restored

1.5.4 On the assumption (whether or not it is a fact) that all the covenants and obligations in this Lease on the part of the Tenant have been complied with

1.5.5 On the assumption that the said willing tenant or tenants do not seek a rent free period nor any reduction in rent to allow them the equivalent of a rent free period and in considering any comparable rents the existence of any rent free period or any reduction in rent calculated to allow for any rent free period shall be ignored and any abnormally high rent agreed to compensate a landlord for an artificially extended rent free period or any other inducements shall be ignored

1.5.6       But disregarding:

1.5.6.1 Any goodwill attached to the demised premises by reason of the carrying on thereon of the trade or business of the Tenant (whether by him or any predecessor of the Tenant in that trade or business) or of and sub-tenant or other lawful occupier

1.5.6.2 Any improvements carried out during the Term by the Tenant or his predecessors in title or sub-tenants or other lawful occupier otherwise than in pursuance of an obligation to the Landlord to the extent such obligation does not fall within the Tenant's covenant contained in this Lease to comply with Enactments or at the expense or partly at the expense of the Landlord

1.5.6.3 Any statutory limitation or control of rents for the time being in force


                                      41.

1.6 "revised rent" means the new or increased yearly rent payable in substitution for the quantified rent or for a previous revised rent

1.7 "the current rent" means the yearly rent payable in the year ending on the relevant review date

1.8 "the Surveyor" means the independent surveyor required to be appointed pursuant to paragraph 3 of this Schedule

2. From and after each review date the rent shall be the rent agreed in writing between the Landlord and the Tenant or in the absence of such agreement shall be whichever is the higher of:

2.1         The current rent and

2.2         The open market rent

3. If the Landlord and the Tenant shall not have agreed in writing the open market rent by the relevant review date the Landlord or the Tenant may at any time thereafter (but before the review date next following the relevant review date) require in writing to the other of them an independent surveyor to be appointed to determine the open market rent

4. The Surveyor (who shall be a Fellow of the Royal Institution of Chartered Surveyors and be experienced in the valuation of premises of a like nature to the demised premises) may be agreed upon by the Landlord and the Tenant and in default of such agreement within two months of a requirement being made pursuant to paragraph 3 of this Schedule shall be appointed by the President for the time being of the Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant made at any time after the said period of two months and if the said President shall for any reason not be available or be unable to make such appointment then the appointment may be made by the Vice President or next available senior officer of the said Institution then available


                                      42.

5.1 Notice in writing of his appointment shall be given by the Surveyor to the Landlord and the Tenant and he shall invite each to submit within a specified period (which shall not exceed four weeks) a valuation accompanied if the Landlord or the Tenant so desire by a statement of reasons

5.2 The Surveyor shall act as an expert and not as an arbitrator he shall consider any valuation and reasons submitted to him within the said period but shall not be in any way limited or fettered thereby and shall determine the open market rent in accordance with his own judgment

5.3 The Surveyor shall give notice in writing of his decision to the Landlord and the Tenant within two months of his appointment or within such extended period as the Landlord may at any time allow

5.4 The decision of the Surveyor shall be final on all matters referred to him

6. If the Surveyor shall fail to determine the open market rent and to give notice thereof within the time and in manner hereinbefore provided or if he shall relinquish his appointment or die or otherwise fail or be unable to determine the same the Landlord may apply to the President or such other officer of the Royal Institution of Chartered Surveyors as aforesaid for a substitute to be appointed in his place which procedure may be repeated as many times as necessary

7. The fees of any such Surveyor and the Royal Institution of Chartered Surveyors shall be shared equally between the Landlord and the Tenant

8. In the event that by the relevant review date the Landlord and the Tenant shall not have agreed in writing the rent to be payable from and after such date or the Surveyor (if appointed) shall not have given the notice provided for in paragraph 5.3 of this Schedule then the Tenant shall continue to pay rent at the rate of the current rent until the quarter day immediately following the reaching of such agreement or the giving of the said notice whichever shall first occur If such agreement


                                      43.

or the giving of the said notice shall result in a revised rent there shall be added to and be payable with the installment of the revised rent due on such quarter day (notwithstanding that the provisions of paragraph 9 of this Schedule remain to be complied with) the amount representing the difference between the current rent and the revised rent from the relevant review date until such quarter day together with interest on such amount at a rate equivalent to the Base Rate of Lloyds Bank PLC (or such other London Clearing Bank for the time being of the Landlord) from time to time from the relevant review date until payment If such agreement or the giving of the said notice shall not have resulted in a revised rent the current rent shall continue to be payable

9. Immediately after the open market rent shall have been agreed or determined as aforesaid a memorandum of the revised rent (if any) in such form as the Landlord may reasonably require shall be signed recording the amount of the revised rent on behalf of the Landlord and the Tenant and the costs and expenses thereof shall be paid by the Tenant

10. A revised rent shall be payable on the days and in the manner for payment of the quantified rent and the terms of this Lease relating to the reservation payment or suspension of rent and the consequences of non-payment shall apply to a revised rent in the same manner as to the quantified rent

11. If at any time or times there shall be in force any Enactment which shall restrict or in any way affect the Landlord's right to have the rent reviewed as hereinbefore provided or which shall restrict or in any way affect the Landlord's right to payment of a revised rent the Landlord shall be entitled following the repeal termination or modification of such Enactment (but in the event of a modification of such Enactment only to the extent permitted by such modification) to serve notice upon the Tenant requiring the Tenant to pay to the Landlord as from the first quarter day ("the interim review date") occurring not less than twenty-eight days after the date of service of the Landlord's notice until such rent shall next be varied in accordance with the provisions of this Schedule the rent stated in the Landlord's notice and such rent shall become payable accordingly unless the Tenant shall have


                                      44.